EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2015 Earnings and Quarterly Dividend

Warren, Pennsylvania — October 26, 2015

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2015 of $12.9 million, or $0.13 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2015 were 4.54% and 0.59%.  Earnings for the current quarter include acquisition expenses of $7.6 million relating to the merger of LNB Bancorp, Inc. (“LNB”) on August 14, 2015.  Excluding the after-tax impact of these expenses, non-GAAP net operating income for the quarter was $17.9 million, or $0.19 per diluted share, compared to $17.3 million, or $0.19 per diluted share in the same quarter last year.  The non-GAAP annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2015 were 6.30% and 0.82% compared to 6.43% and 0.87% in the previous year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.14 per share payable on November 19, 2015, to shareholders of record as of November 5, 2015.  This represents the 84th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to have completed the acquisition of LNB Bancorp, Inc. and Lorain National Bank during the current quarter, our first acquisition of a bank since 2008.  This merger brings additional talent, twenty-one community banking offices and over 55,000 new customers to Northwest.  It also greatly increases our presence in a market that we feel presents great opportunities for our institution.  Because the transaction was closed mid-quarter, and because certain transitional expenses were incurred, the accretive impact on earnings from this merger will not be fully realized until the fourth quarter of 2015.  Finally, we believe the potential to leverage the benefits of this transaction will provide additional opportunities to enhance shareholder value.  We are also pleased to report solid earnings for the quarter as our net interest margin remained stable and noninterest income continues to improve.   Noninterest expense, exclusive of the impact of the LNB merger, continues to be controlled, and we remain focused on improving our efficiency.”

Net interest income increased by $4.6 million, or 7.4%, to $66.9 million for the quarter ended September 30, 2015, from $62.3 million for the quarter ended September 30, 2014. This increase is primarily due to a $5.3 million increase in interest income on loans, which was fueled by a $1.16 billion increase in the company’s loan portfolio over the past twelve months.   The substantial increase in loans resulted from internal growth of $218.5 million, or 3.6%, for the first nine months of 2015, while the acquisition of LNB provided net loans of $943.2 million.  Also contributing to the increase in net interest income was a $142,000 decrease in interest on deposits, as the company’s cost of funds decreased sufficiently over the past year to offset the cost of the $1.010 billion of deposits acquired during the quarter from the LNB merger.

The provision for loan losses decreased by $299,000, or 8.6%, to $3.2 million for the quarter ended September 30, 2015, from $3.5 million for the quarter ended September 30, 2014 as overall asset quality improved compared to last year. Loans 90 days or more delinquent decreased by $9.1 million, or 19.8%, to $36.8 million at September 30, 2015 from $45.9 million at September 30, 2014, while total nonaccrual loans decreased by $21.9 million, or 24.4%, to $67.9 million at September 30, 2015 from $89.8 million last year.

Noninterest income increased by $403,000, or 2.3%, to $18.1 million for the quarter ended September 30, 2015, from $17.7 million for the quarter ended September 30, 2014.  This increase is due primarily to an increase in insurance commission income of $620,000, or 34.9%, related to the company’s acquisition of its third insurance agency over the past four years on January 1, 2015. Also contributing to the increase in noninterest income was an increase in service charges and fees of $280,000, or 2.9%. This increase was attributable to additional fees earned from the continued growth in checking accounts as well as from the additional checking accounts provided by the merger with LNB. Partially offsetting these increases was a decrease in gain on sale of investments of $592,000, as the company sold $1.4 million of bank stocks in 2014 at a considerable profit.

Noninterest expense increased by $10.4 million, or 19.6%, to $63.8 million for the quarter ended September 30, 2015, from $53.4 million for the quarter ended September 30, 2014. This increase resulted primarily to acquisition expenses of $7.6 million incurred during the current quarter relating to the merger of LNB.  The cost of the employees acquired in the LNB merger also contributed greatly to an increase in compensation and employee benefits of $3.0 million, or 10.5%, in the current quarter as compared to the previous year.  Also contributing to the increase in noninterest expense was an increase in processing expenses of $1.4 million, or 20.9%, due primarily to recent technology upgrades, including the implementation of enhanced customer security for online financial transactions.  Partially offsetting these increases to noninterest expense was a decrease in other expense of $1.4 million, or 43.6%, due primarily to the timing of charitable contributions.

Net income for the nine month period ended September 30, 2015 was $44.3 million, or $0.48 per diluted share. This represents a decrease of $270,000, or 0.6%, compared to the nine month period ended September 30, 2014, when net income was $44.6 million, or $0.48 per diluted share. The annualized returns on average shareholders’ equity and average assets for the nine month period ended September 30, 2015 were 5.47% and 0.73% compared to 5.44% and 0.75% for the same period last year.  This decrease is due primarily to the acquisition of LNB which generated acquisition expenses of $8.4 million as well as an increase in compensation and employee benefits of $3.2 million.   Also contributing to the decrease in net income was a decrease in the gain on sale of investments of $3.6 million as the company sold $3.4 million of bank stocks at a considerable gain. Offsetting these items which negatively impacted income was a reduction in the provision for loan losses of $14.1 million, or 73.4%, as asset quality continued to improve.  Non-GAAP net operating income for the nine month period ended September 30, 2015, which excludes the after-tax impact of the aforementioned acquisition expenses of $8.4 million, was $49.9 million, or $0.54 per diluted share. This represents an increase of $5.3 million, or 11.8%, compared to the nine month period ended September 30, 2014 when net income was $44.6 million, or $0.48 per diluted share. The non-GAAP annualized returns on average shareholders’ equity and average assets for the nine month period ended September 30, 2015 were 6.15% and 0.82% compared to 5.44% and 0.75% for the same period last year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 181 community banking offices in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$91,406	87,401
Interest-earning deposits in other financial institutions	3,206	152,671
Federal funds sold and other short-term investments	1,013	634
Marketable securities available-for-sale (amortized cost of $965,965 and $906,702)	976,677	912,371
Marketable securities held-to-maturity (fair value of $48,511 and $106,292)	47,299	103,695
Total cash, interest-earning deposits and marketable securities	1,119,601	1,256,772

Residential mortgage loans	2,712,537	2,521,456
Home equity loans	1,203,190	1,066,131
Other consumer loans	494,714	242,744
Commercial real estate loans	2,330,864	1,801,184
Commercial loans	410,308	358,376
Total loans receivable	7,151,613	5,989,891
Allowance for loan losses	(60,547)	(67,518)
Loans receivable, net	7,091,066	5,922,373

Federal Home Loan Bank stock, at cost	40,115	33,293
Accrued interest receivable	22,098	18,623
Real estate owned, net	10,391	16,759
Premises and Equipment, net	153,841	143,909
Bank owned life insurance	167,258	144,362
Goodwill	258,367	175,323
Other intangible assets	9,712	3,033
Other assets	62,459	60,586
Total assets	$8,934,908	7,775,033

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,127,864	891,248
Interest-bearing demand deposits	1,097,969	874,623
Money market deposit accounts	1,277,878	1,179,070
Savings deposits	1,378,958	1,209,287
Time deposits	1,762,073	1,478,314
Total deposits	6,644,742	5,632,542
Borrowed funds	927,219	888,109
Advances by borrowers for taxes and insurance	18,216	30,507
Accrued interest payable	1,816	936
Other liabilities	62,246	57,198
Junior subordinated debentures	119,332	103,094
Total liabilities	7,773,571	6,712,386

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 101,725,112 shares and 94,721,453 shares issued and outstanding, respectively	1,017	947
Paid-in-capital	714,730	626,134
Retained earnings	487,048	481,577
Unallocated common stock of Employee Stock Ownership Plan	(21,398)	(21,641)
Accumulated other comprehensive loss	(20,060)	(24,370)
Total shareholders’ equity	1,161,337	1,062,647
Total liabilities and shareholders’ equity	$8,934,908	7,775,033

Equity to assets	13.00%	13.67%
Tangible common equity to assets	10.31%	11.64%
Book value per share	$11.42	11.22
Tangible book value per share	$8.78	9.34
Closing market price per share	$13.00	12.53
Full time equivalent employees	2,209	2,042
Number of banking offices	182	162

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	September 30,		June 30,
	2015	2014	2015
Interest income:
Loans receivable	$76,087	70,820	70,985
Mortgage-backed securities	2,230	2,504	2,058
Taxable investment securities	1,689	1,456	1,604
Tax-free investment securities	986	1,561	1,143
Interest-earning deposits	99	187	180
Total interest income	81,091	76,528	75,970

Interest expense:
Deposits	6,163	6,305	5,691
Borrowed funds	7,987	7,882	8,101
Total interest expense	14,150	14,187	13,792

Net interest income	66,941	62,341	62,178
Provision for loan losses	3,167	3,466	1,050
Net interest income after provision for loan losses	63,774	58,875	61,128

Noninterest income:
Gain on sale of investments	260	852	566
Service charges and fees	9,945	9,665	9,228
Trust and other financial services income	3,062	2,976	3,094
Insurance commission income	2,398	1,778	2,210
Loss on real estate owned, net	(246)	(240)	(541)
Income from bank owned life insurance	1,166	1,083	1,008
Mortgage banking income	267	239	218
Other operating income	1,288	1,384	742
Total noninterest income	18,140	17,737	16,525

Noninterest expense:
Compensation and employee benefits	31,000	28,047	28,920
Premises and occupancy costs	6,072	5,642	5,899
Office operations	3,892	3,419	3,508
Processing expenses	8,126	6,723	7,392
Marketing expenses	1,691	2,211	3,190
Federal deposit insurance premiums	1,177	1,242	1,286
Professional services	1,529	1,854	1,652
Amortization of intangible assets	422	330	269
Real estate owned expense	471	636	514
Acquisition expense	7,590	—	467
Other expense	1,834	3,250	2,038
Total noninterest expense	63,804	53,354	55,135

Income before income taxes	18,110	23,258	22,518
Income tax expense	5,238	5,926	7,213

Net income	$12,872	17,332	15,305

Basic earnings per share	$0.14	0.19	0.17

Diluted earnings per share	$0.13	0.19	0.17

Annualized return on average equity	4.54%	6.43%	5.77%
Annualized return on average assets	0.59%	0.87%	0.78%

Basic common shares outstanding	95,256,807	91,745,512	91,538,172
Diluted common shares outstanding	95,825,798	92,118,154	91,998,005

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Nine months ended
	September 30,
	2015	2014
Interest income:
Loans receivable	$217,783	210,868
Mortgage-backed securities	6,522	7,963
Taxable investment securities	5,741	4,523
Tax-free investment securities	3,477	4,814
Interest-earning deposits	418	673
Total interest income	233,941	228,841

Interest expense:
Deposits	17,620	19,216
Borrowed funds	24,221	23,389
Total interest expense	41,841	42,605

Net interest income	192,100	186,236
Provision for loan losses	5,117	19,236
Net interest income after provision for loan losses	186,983	167,000

Noninterest income:
Gain on sale of investments	921	4,549
Service charges and fees	27,832	27,115
Trust and other financial services income	8,932	9,078
Insurance commission income	7,036	6,579
Loss on real estate owned, net	(1,833)	(937)
Income from bank owned life insurance	3,087	3,134
Mortgage banking income	725	753
Other operating income	2,590	3,274
Total noninterest income	49,290	53,545

Noninterest expense:
Compensation and employee benefits	87,815	84,562
Premises and occupancy costs	18,238	17,939
Office operations	11,080	11,044
Processing expenses	22,723	19,951
Marketing expenses	6,857	6,779
Federal deposit insurance premiums	3,810	3,877
Professional services	4,973	5,691
Amortization of intangible assets	959	992
Real estate owned expense	1,677	1,734
Acquisition expense	8,404	—
Other expense	6,114	7,754
Total noninterest expense	172,650	160,323

Income before income taxes	63,623	60,222
Income tax expense	19,276	15,605

Net income	$44,347	44,617

Basic earnings per share	$0.48	0.49

Diluted earnings per share	$0.48	0.48

Annualized return on average equity	5.47%	5.44%
Annualized return on average assets	0.73%	0.75%

Basic common shares outstanding	92,822,720	91,465,986
Diluted common shares outstanding	93,256,099	92,333,110

Northwest Bancshares, Inc. and Subsidiaries

Reconciliation of Non-GAAP to GAAP Net Income  *

(Dollars in thousands, except per share amounts)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating results (non-GAAP):
Net interest income	$66,941	62,341	192,100	186,236
Provision for loan losses	3,167	3,466	5,117	19,236
Noninterest income	18,140	17,737	49,290	53,545
Noninterest expense	56,214	53,354	164,246	160,323
Income taxes	7,844	5,926	22,128	15,605
Net operating income (non-GAAP)	$17,856	17,332	49,899	44,617

Diluted earnings per share (non-GAAP)	$0.19	0.19	0.54	0.49

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$17,856	17,332	49,899	44,617
Nonoperating expenses, net of tax:
Acquisition expenses	(4,984)	—	(5,552)	—
Net income (GAAP)	$12,872	17,332	44,347	44,617

Diluted earnings per share (GAAP)	$0.13	0.19	0.48	0.48

*    -  The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude acquisition expenses net of tax benefit. The Company believe this non-GAAP presentation provides a meaningful comparison of  operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	September 30, 2015	June 30, 2015	September 30, 2014	December 31, 2014

Nonaccrual loans current:
Residential mortgage loans	$1,900	$1,655	1,645	1,169
Home equity loans	1,471	1,345	1,542	1,527
Other consumer loans	251	171	108	88
Commercial real estate loans	19,602	8,596	24,193	25,657
Commercial loans	4,877	5,096	9,775	3,963
Total nonaccrual loans current	$28,101	$16,863	37,263	32,404

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$—	$—	27	1,545
Home equity loans	392	49	355	712
Other consumer loans	155	77	149	48
Commercial real estate loans	359	867	2,059	1,128
Commercial loans	131	186	485	9
Total nonaccrual loans delinquent 30 days to 59 days	$1,037	$1,179	3,075	3,442

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,097	$1,197	782	784
Home equity loans	260	472	585	724
Other consumer loans	156	191	52	234
Commercial real estate loans	416	504	1,476	763
Commercial loans	11	119	660	131
Total nonaccrual loans delinquent 60 days to 89 days	$1,940	$2,483	3,555	2,636

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$16,510	$16,125	20,319	17,696
Home equity loans	4,546	4,616	6,802	6,606
Other consumer loans	3,132	2,199	2,098	2,450
Commercial real estate loans	10,565	12,673	13,552	11,099
Commercial loans	2,074	1,858	3,162	3,475
Total nonaccrual loans delinquent 90 days or more	$36,827	$37,471	45,933	41,326

Total nonaccrual loans	$67,905	$57,996	89,826	79,808

	September 30,	June 30,	September 30,	December 31,
	2015	2015	2014	2014

Nonaccrual loans	$67,905	$57,996	89,826	79,808
Loans 90 days past maturity and still accruing	680	385	390	235
Nonperforming loans	68,585	58,381	90,216	80,043
Real estate owned, net	10,391	13,864	15,007	16,759
Nonperforming assets	$78,976	$72,245	105,223	96,802

Nonaccrual troubled debt restructuring *	$23,184	$15,443	21,871	24,459
Accruing troubled debt restructuring	26,154	40,741	39,995	37,329
Total troubled debt restructuring	$49,338	$56,184	61,866	61,788

Nonperforming loans to total loans	0.96%	0.95%	1.51%	1.34%

Nonperforming assets to total assets	0.88%	0.92%	1.34%	1.25%

Allowance for loan losses to total loans	0.85%	0.96%	1.20%	1.13%

Allowance for loan losses to nonperforming loans	94.54%	101.16%	79.42%	84.35%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of September 30, 2015

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention *	Substandard **	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,699,670	—	11,512	—	1,355	2,712,537
Home equity loans	1,198,779	—	4,411	—	—	1,203,190
Other consumer loans	492,023	—	2,691	—	—	494,714
Total Personal Banking	4,390,472	—	18,614	—	1,355	4,410,441

Business Banking:
Commercial real estate loans	2,154,439	33,339	143,086	—	—	2,330,864
Commercial loans	353,366	19,364	37,413	165	—	410,308
Total Business Banking	2,507,805	52,703	180,499	165	—	2,741,172

	$6,898,277	52,703	199,113	165	1,355	7,151,613

* - Includes $533,000 of acquired loans.

** - Includes $18.5 million of acquired loans.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2014

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,507,269	—	12,763	—	1,424	2,521,456
Home equity loans	1,059,525	—	6,606	—	—	1,066,131
Other consumer loans	240,947	—	1,797	—	—	242,744
Total Personal Banking	3,807,741	—	21,166	—	1,424	3,830,331

Business Banking:
Commercial real estate loans	1,618,269	36,908	145,502	505	—	1,801,184
Commercial loans	286,234	23,690	46,280	2,172	—	358,376
Total Business Banking	1,904,503	60,598	191,782	2,677	—	2,159,560

	$5,712,244	60,598	212,948	2,677	1,424	5,989,891

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

	September 30,			June 30,			September 30,			December 31,
	2015		*	2015		*	2014		*	2014		*
Loan delinquency schedule
(Number of loans and dollar amount of loans)

Loans delinquent 30 days to 59 days:
Residential mortgage loans	75	$3,644	0.1%	64	$3,250	0.1%	79	$4,241	0.2%	377	$27,443	1.1%
Home equity loans	149	5,770	0.5%	112	3,768	0.4%	151	5,856	0.5%	161	5,752	0.5%
Consumer loans	1,214	6,324	1.3%	1,103	5,116	2.0%	1,105	5,076	2.1%	1,193	5,572	2.3%
Commercial real estate loans	55	7,463	0.3%	39	3,788	0.2%	69	5,888	0.3%	56	4,956	0.3%
Commercial loans	21	1,379	0.3%	21	1,363	0.4%	22	1,413	0.4%	26	2,262	0.6%
Total loans delinquent 30 days to 59 days	1,514	$24,580	0.3%	1,339	$17,285	0.3%	1,426	$22,474	0.4%	1,813	$45,985	0.8%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	83	$5,193	0.2%	70	$5,815	0.2%	87	$6,558	0.3%	100	$6,970	0.3%
Home equity loans	52	1,716	0.1%	39	2,090	0.2%	54	1,727	0.2%	49	1,672	0.2%
Consumer loans	512	2,593	0.5%	442	1,767	0.7%	467	1,958	0.8%	525	2,435	1.0%
Commercial real estate loans	28	8,368	0.4%	30	4,919	0.3%	31	2,762	0.2%	21	2,038	0.1%
Commercial loans	8	401	0.1%	7	159	0.0%	13	970	0.2%	4	209	0.1%
Total loans delinquent 60 days to 89 days	683	$18,271	0.3%	588	$14,750	0.2%	652	$13,975	0.2%	699	$13,324	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	204	$17,209	0.6%	203	$16,125	0.6%	251	$20,319	0.8%	225	$17,696	0.7%
Home equity loans	136	5,554	0.5%	104	4,616	0.4%	159	6,802	0.6%	139	6,606	0.6%
Consumer loans	570	3,156	0.6%	440	2,199	0.9%	465	2,098	0.9%	539	2,450	1.0%
Commercial real estate loans	95	14,898	0.6%	76	12,673	0.7%	110	13,552	0.8%	102	11,099	0.6%
Commercial loans	23	2,319	0.6%	13	1,858	0.5%	25	3,162	0.8%	25	3,475	1.0%
Total loans delinquent 90 days or more	1,028	$43,136	0.6%	836	$37,471	0.6%	1,010	$45,933	0.8%	1,030	$41,326	0.7%

Total loans delinquent	3,225	$85,987	1.2%	2,763	$69,506	1.1%	3,088	$82,382	1.4%	3,542	$100,635	1.7%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

** - Includes $6.3 million of acquired loans considered to be accruing. At September 30, 2015, we expect to fully collect the carrying value of our acquired loans and have determined that we can reasonably estimate their future cash flows including those loans that are 90 days or more delinquent.  As a result, we do not consider our acquired loans that are 90 days or more delinquent to be nonaccrual or impaired and continue to recognize interest income on these loans, including the loans’ accretable discount.

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Allowance for loan losses
Beginning balance	$59,057	71,442	67,518	71,348
Provision	3,167	3,466	5,117	19,236
Charge-offs residential mortgage	(342)	(352)	(955)	(1,694)
Charge-offs home equity	(443)	(325)	(1,327)	(1,290)
Charge-offs other consumer	(2,014)	(1,446)	(5,713)	(4,612)
Charge-offs commercial real estate	(558)	(2,199)	(5,110)	(5,709)
Charge-offs commercial	(595)	(360)	(7,675)	(10,646)
Recoveries	2,275	1,424	8,692	5,017
Ending balance	$60,547	71,650	60,547	71,650

Net charge-offs to average loans, annualized	0.10%	0.22%	0.26%	0.43%

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended September 30,
	2015			2014
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,584,664	76,583	4.66%	$5,912,890	71,306	4.78%
Mortgage-backed securities (c)	498,757	2,230	1.79%	569,482	2,504	1.76%
Investment securities (c) (d)	482,666	2,754	2.28%	488,893	3,405	2.79%
FHLB stock	39,552	451	4.52%	43,986	452	4.11%
Other interest-earning deposits	162,041	99	0.24%	323,447	187	0.23%

Total interest-earning assets	7,767,680	82,117	4.24%	7,338,698	77,854	4.24%

Noninterest earning assets (e)	846,439			537,065

Total assets	$8,614,119			$7,875,763

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,324,620	865	0.26%	$1,228,105	834	0.27%
Interest-bearing demand deposits	1,022,585	149	0.06%	899,231	152	0.07%
Money market deposit accounts	1,217,122	825	0.27%	1,187,024	802	0.27%
Time deposits	1,577,159	4,324	1.09%	1,553,867	4,517	1.15%
Borrowed funds (f)	906,410	6,713	2.94%	876,034	6,700	3.03%
Junior subordinated debentures	111,213	1,274	4.48%	103,094	1,182	4.49%

Total interest-bearing liabilities	6,159,109	14,150	0.91%	5,847,355	14,187	0.96%

Noninterest-bearing demand deposits	1,054,270			891,842
Noninterest bearing liabilities	275,435			66,432

Total liabilities	7,488,814			6,805,629

Shareholders’ equity	1,125,305			1,070,134

Total liabilities and shareholders’ equity	$8,614,119			$7,875,763

Net interest income/ Interest rate spread		67,967	3.33%		63,667	3.28%

Net interest-earning assets/ Net interest margin	$1,608,571		3.50%	$1,491,343		3.47%

Ratio of interest-earning assets to interest-bearing liabilities	1.26X			1.26X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.63% and 4.75%, respectively, Investment securities - 1.84% and 2.10%, respectively, Interest-earning assets - 4.19% and 4.17%, respectively. GAAP basis net interest rate spreads were 3.28% and 3.21%, respectively, and GAAP basis net interest margins were 3.45% and 3.40%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2015			2014
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,228,049	219,210	4.71%	$5,856,940	212,437	4.85%
Mortgage-backed securities (c)	494,416	6,522	1.76%	597,042	7,963	1.78%
Investment securities (c) (d)	483,792	8,761	2.41%	501,120	10,504	2.79%
FHLB stock (h)	37,112	1,289	4.64%	43,882	1,425	4.33%
Other interest-earning deposits	217,232	418	0.25%	352,370	673	0.25%

Total interest-earning assets	7,460,601	236,200	4.23%	7,351,354	233,002	4.23%

Noninterest earning assets (e)	664,830			563,902

Total assets	$8,125,431			$7,915,256

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,273,724	2,516	0.26%	$1,225,411	2,459	0.27%
Interest-bearing demand deposits	1,025,896	411	0.06%	882,465	440	0.07%
Money market deposit accounts	1,176,446	2,349	0.27%	1,181,056	2,376	0.27%
Time deposits	1,395,165	12,344	1.11%	1,598,870	13,941	1.17%
Borrowed funds (f)	932,123	20,617	2.96%	876,606	19,880	3.03%
Junior subordinated debentures	105,800	3,604	4.49%	103,094	3,509	4.49%

Total interest-bearing liabilities	5,909,154	41,841	0.95%	5,867,502	42,605	0.97%

Noninterest-bearing demand deposits	975,904			853,294
Noninterest bearing liabilities	156,247			98,877

Total liabilities	7,041,305			6,819,673

Shareholders’ equity	1,084,126			1,095,583

Total liabilities and shareholders’ equity	$8,125,431			$7,915,256

Net interest income/ Interest rate spread		194,359	3.28%		190,397	3.26%

Net interest-earning assets/ Net interest margin	$1,551,447		3.47%	$1,483,852		3.45%

Ratio of interest-earning assets to interest-bearing liabilities	1.26X			1.25X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.68% and 4.81%, respectively, Investment securities - 1.90% and 2.11%, respectively, Interest-earning assets - 4.17% and 4.15%, respectively. GAAP basis net interest rate spreads were 3.22% and 3.18%, respectively, and GAAP basis net interest margins were 3.41% and 3.38%, respectively.

(h) Excludes a $1.0 million special dividend paid in February 2015 from the average yield calculation.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	September 30, 2015			June 30, 2015
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,584,664	76,583	4.66%	$6,073,911	71,445	4.72%
Mortgage-backed securities (c)	498,757	2,230	1.79%	477,800	2,058	1.72%
Investment securities (c) (d)	482,666	2,754	2.28%	482,670	2,887	2.39%
FHLB stock	39,552	451	4.52%	35,608	475	5.35%
Other interest-earning deposits	162,041	99	0.24%	272,691	180	0.26%

Total interest-earning assets	7,767,680	82,117	4.24%	7,342,680	77,045	4.21%

Noninterest earning assets (e)	846,439			529,528

Total assets	$8,614,119			$7,872,208

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,324,620	865	0.26%	$1,263,785	838	0.27%
Interest-bearing demand deposits	1,022,585	149	0.06%	920,071	131	0.06%
Money market deposit accounts	1,217,122	825	0.27%	1,147,017	759	0.27%
Time deposits	1,577,159	4,324	1.09%	1,409,740	3,963	1.13%
Borrowed funds (f)	906,410	6,713	2.94%	929,744	6,929	2.99%
Junior subordinated debentures	111,213	1,274	4.48%	103,094	1,172	4.50%

Total interest-bearing liabilities	6,159,109	14,150	0.91%	5,773,451	13,792	0.96%

Noninterest-bearing demand deposits	1,054,270			957,912
Noninterest bearing liabilities	275,435			77,075

Total liabilities	7,488,814			6,808,438

Shareholders’ equity	1,125,305			1,063,770

Total liabilities and shareholders’ equity	$8,614,119			$7,872,208

Net interest income/ Interest rate spread		67,967	3.33%		63,253	3.25%

Net interest-earning assets/ Net interest margin	$1,608,571		3.50%	$1,569,229		3.45%

Ratio of interest-earning assets to interest-bearing liabilities	1.26X			1.27X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.63% and 4.69%, respectively, Investment securities -1.84% and 1.88%, respectively, Interest-earning assets - 4.19% and 4.15%, respectively. GAAP basis net interest rate spreads were 3.28% and 3.19%, respectively, and GAAP basis net interest margins were 3.45% and 3.39%, respectively.